Exhibit 99.4

WhiteHawk Minerals Corp. Announces Closing of $111.8 Million of Acquisitions and Related Financings; Revolving Credit Facility Borrowing Base Increased to $175.0 Million

PHILADELPHIA—September 25, 2026—(BUSINESS WIRE)-- WhiteHawk Minerals Corp. (NYSE: WHK) (“WhiteHawk” or the “Company”) today announced the closing of approximately $111.8 million of acquisitions (the “Acquisitions”), including the approximately $105.0 million purchase of Marcellus, Utica and Haynesville Shale natural gas mineral and royalty assets from San Jacinto Minerals II (“SJM II”), previously announced on August 12, 2026. The Acquisitions were funded with proceeds from a $50.0 million issuance of shares of our newly created Series E Preferred Stock, which closed on September 23, 2026, and the previously announced $75.0 million private placement of our Class A common stock, which closed on September 21, 2026. In connection with the closing of the Acquisitions, the Company also completed its fall redetermination of its reserve-based revolving credit facility with an increase to $175.0 million in borrowing capacity, which remains fully undrawn.

Acquisition Closing Summary

The Acquisitions, including SJM II’s Appalachia and Haynesville assets, cover approximately 700,000 gross unit acres and 11,810 net royalty acres (normalized to 1/8th) at an average net revenue interest of 0.21%, including more than 1,700 producing wells, 245 wells in process and permits, and 2,500 undeveloped locations. The Appalachia interests span approximately 600,000 gross unit acres anchored by EQT Corporation (NYSE: EQT), Range Resources Corporation (NYSE: RRC), CNX Resources Corporation (NYSE: CNX) and Antero Resources Corporation (NYSE: AR), and the Haynesville interests span approximately 100,000 gross unit acres anchored by Expand Energy Corporation (NASDAQ: EXE), Apex Energy LLC and Adamas Energy LLC.

Management Commentary

“The closing of the Acquisitions and related equity financings reflects our continued execution of WhiteHawk’s business strategy, and deepens our exposure to the core of Appalachia and the Haynesville under the basins’ leading operators,” said Daniel Herz, Chairman, President and Chief Executive Officer of WhiteHawk. “Along with the Acquisitions, increasing our borrowing capacity under our revolving credit facility to $175.0 million, which remains fully undrawn, gives us significant liquidity and flexibility to continue pursuing disciplined, accretive growth while maintaining our low-leverage profile.”

About WhiteHawk Minerals Corp.

WhiteHawk Minerals Corp. (NYSE: WHK) is a natural gas-focused mineral and royalty company positioned in the core of the Marcellus, Utica and Haynesville Shales. WhiteHawk owns mineral and royalty interests across approximately 3.6 million gross unit acres with exposure to the industry’s premier natural gas operators. The Company holds royalty interests in wells representing approximately 13% of total 2025 U.S. dry gas production. The Company was

Exhibit 99.4

founded in 2022 by a management team with over 125 years of combined experience and is focused on accretively consolidating the fragmented natural gas mineral and royalty space. For more information, please visit www.whitehawkminerals.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding the expected benefits of the Acquisitions; the Company’s business strategy and the accretive nature of the Acquisitions; expectations regarding future growth and the Company’s leverage profile; the Company’s liquidity and financial flexibility; expected production; free cash flow; operator development activity on the Company’s acreage; the Company’s acquisition pipeline; and other statements that are not historical facts. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: changes in commodity prices; production and cash flow contributions from acquired assets differing materially from expectations due to commodity price fluctuations, operator activity levels, well performance and other factors; the Company’s ability to successfully integrate acquired assets; the Company’s ability to identify and consummate additional acquisitions on favorable terms and to obtain financing therefor; operator drilling and completion activity on the Company’s acreage; regulatory changes; general economic and market conditions; and the risks described under “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statement, except as required by applicable law.

Investor and Media Contact

John Ragozzino Jr., CFA

investors@whitehawkenergy.com